PRESS RELEASE
November 12, 2013

For Immediate Release Contact: Thomas Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Financial Results
for Third Quarter 2013

RIVER FALLS, WI- November 12, 2013- Sajan, Inc., (SAJA.OB) a provider of global language services and translation management software, today reported financial results for the quarter ended September 30, 2013.

Revenues for the quarter ended September 30, 2013 were $5.7 million, which represented an increase of 11% over revenues for the quarter ended September 30, 2012 of $5.2 million. The Company reported a net loss for the third quarter of 2013 of $163,155, or $0.01 per share, compared to a net loss of $42,790, or $0.00 per share for the same quarter last year. Adjusted EBITDA in the quarter ended September 30, 2013 was $157,511 compared to $216,609 in the quarter ended September 30, 2012. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net loss.

Revenues for the nine months ended September 30, 2013 were $17.4 million, which represented an increase of 13% from revenues for the same period in 2012 of $15.3 million. Net loss for the nine months ended September 30, 2013 was $32, or $0.00 per share, compared to net loss of $1,013,075 or $0.06 per share for the same period last year. Adjusted EBITDA for the nine months ended September 30, 2013 was $924,859 compared to ($197,659) for the nine months ended September 30, 2012. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net loss.

“I am pleased with our double-digit percentage revenue growth in what is often a seasonal quarter with our customer base. Although this seasonality contributed to the small net loss we incurred during the quarter, we maintained very solid progress in a variety of categories and have positioned ourselves for a strong fourth quarter for 2013. While I am gratified by our year-to-date revenue growth of 13%, I am especially excited by the addition of several meaningful new customers which will help strengthen Sajan in the quarters to come.  I am also pleased that our investments in sales, marketing and Transplicity are positively influencing the critical growth we seek.  The company is advancing positively and as planned in 2013,” noted Shannon Zimmerman, Sajan CEO.

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net loss	$(163,155)	$(42,790)	$(32)	$(1,013,075)
Interest expense	26,612	23,251	83,066	70,356
Income taxes	6,011	33,575	25,285	33,575
Depreciation and amortization	218,006	184,846	646,673	589,081
Stock-based compensation	70,037	17,727	169,867	122,404
Adjusted EBITDA	$157,511	$216,609	$924,859	$(197,659)

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

The company’s investors will have the opportunity to listen to management’s discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on November 12, 2013. The company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on November 19, 2013 by dialing 1-888-451-8962.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market.  The foundation of our solution is our industry leading language translation management system technology – Transplicity – which provides process automation and innovative multilingual content reuse to provide schedule predictability, higher quality and cost efficiencies to our clients. By working closely with our clients, Sajan’s experienced team of localization professionals develops tailored solutions which provide flexibility to any large or small business who truly desire to “think globally, but act locally.” Based out of the United States, we also have offices in Ireland, Spain and Singapore. Sajan is publicly traded under the symbol SAJA. Learn more about Sajan at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 29, 2013, under the heading “Item 1A. Risk Factors”.  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues	$5,719,811	$5,155,120	$17,377,021	$15,331,619

Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	3,524,757	3,303,260	10,680,944	9,947,087
Sales and marketing	824,369	571,371	2,398,043	1,814,143
Research and development	289,041	182,517	657,825	948,323
General and administrative	990,825	893,267	2,884,351	2,843,486
Loss on subsidiary closure	-	-	-	80,113
Depreciation and amortization	218,006	184,846	646,673	589,081

Income (loss) from Operations	(127,187)	19,859	109,185	(890,614)
Other income (expense), net	(29,957)	(29,074)	(83,932)	(88,886)
Income (loss) before income taxes	(157,144)	(9,215)	25,253	(979,500)
Income tax (expense) benefit	(6,011)	(33,575)	(25,285)	(33,575)
Net loss	$(163,155)	$(42,790)	$(32)	$(1,013,075)

Loss per common share – basic & diluted	$(0.01)	$(0.00)	$(0.00)	$(0.06)
Weighted average shares outstanding – basic & diluted	16,268,393	16,185,804	16,268,393	16,183,600

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,479,206	$892,939
Accounts receivable, net of allowance of $15,000	3,610,444	3,192,337
Unbilled services	1,099,477	1,015,429
Other current assets	445,545	492,854
Total current assets	6,634,672	5,593,559
Property and equipment, net	965,607	805,284
Other assets, net	891,431	897,534
Total Assets	$8,491,710	$7,296,377

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payables	$2,360,881	$2,501,772
Line of credit	200,000	400,000
Other current liabilities	2,719,339	1,434,229
Total current liabilities	5,280,220	4,336,001
Long-term liabilities	838,401	757,549
Total liabilities	6,118,621	5,093,550
Stockholders’ equity	2,373,089	2,202,827
Total Liabilities and Stockholders’ Equity	$8,491,710	$7,296,377